AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996
                                                 Registration No. 333-16063

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                               Amendment No. 1
                                      to
                                   Form S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------

                          American Telecasting, Inc.
            (Exact name of registrant as specified in its charter)

                                ---------------

  Delaware                                4841                      54-14869888
(State or other            (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of                 Classification                  Identification No.)
incorporation or                   Code Number)
organization)

                                ---------------

                      5575 TECH CENTER DRIVE, SUITE 300
                       COLORADO SPRINGS, COLORADO 80919
                                (719) 260-5533
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                             ROBERT D. HOSTETLER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          AMERICAN TELECASTING, INC.
                      5575 TECH CENTER DRIVE, SUITE 300
                       COLORADO SPRINGS, COLORADO 80919
                                (719) 260-5533

        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                  Copies to:
                            ROBERT N. JENSEN, ESQ.
                           MCDERMOTT, WILL & EMERY
                             1850 K STREET, N.W.
                            WASHINGTON, D.C. 20006

                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box."

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in conjunction with dividend or interest reinvestment plans, check the following box.x

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering." If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering."

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box."

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PART II

     ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               SEC registration fee ...................   $  13,550
               Fees and expenses of counsel............      20,000
               Fees and expenses of accountants........       5,000
               Miscellaneous...........................      11,450
               ........................................     -------
               Total...................................   $  50,000
                                                            =======

          Except for the SEC registration fee, all of the foregoing expenses have been estimated. All expenses will be paid by the Company.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity of such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

          Article 7 of ATI's Restated Certificate of Incorporation and
     Article 8 of ATI's Amended and Restated ByLaws provide for indemnification of the Company's directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 16.  EXHIBITS

          4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company's
               Registration Statement on Form S-3 filed with the Commission on April 26, 1996).

          5.1  Opinion of McDermott, Will & Emery.

          23.1 Consent of Arthur Andersen, LLP.   *

          23.2 Consent of McGladrey Pullen, LLP.  *

          23.3 Consent of McDermott, Will & Emery (included in Exhibit
               5.1).

          24.1 Power of Attorney (included on the signature page to the Registration Statement).

     -------------
     *  previously filed

     ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not
          -----------------
     apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on November 19, 1996.

                                   AMERICAN TELECASTING, INC.

                               By: /s/ ROBERT D. HOSTETLER
                                   ------------------------
                                   Robert D. Hostetler
                                   President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed on November 19, 1996 by the following persons in the capacities indicated.

          SIGNATURE                   TITLE
          ---------                   -----

     /s/ DONALD R. DEPRIEST*          Chairman of the Board and Director
     ------------------------
     Donald R. DePriest


     /s/ ROBERT D. HOSTETLER          President, Chief Executive Officer
     ------------------------          Director (principal executive officer)
     Robert D. Hostetler


     /s/ RICHARD F. SENEY*            Vice Chairman of the Board,
     ------------------------          Secretary and Director
     Richard F. Seney


     /s/ DAVID K. SENTMAN             Senior Vice President, Chief
     -----------------------           Financial Officer and Treasurer
     David K. Sentman                  (principal financial officer)


     /s/ JOHN R. HAGER               Controller (principal accounting officer)
     ------------------------
     John R. Hager


     /s/ MITCHELL R. HAUSER*          Director
     ------------------------
     Mitchell R. Hauser


     /s/ JAMES S. QUARFORTH*          Director
     ------------------------
     James S. Quarforth


     /s/ CARL A. ROSBERG*             Director
     ------------------------
     Carl A. Rosberg



     ------------------------
     *By Power of Attorney

     /s/ ROBERT D. HOSTETLER
     -----------------------
      Robert D. Hostetler (attorney-in-fact)